July 2, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Royale Energy, Inc.’s statements included under Item 4.01 of its Form 8-K filed on July 2, 2019, and we agree with such statements concerning our firm.

/s/ SingerLewak LLP